UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On July 22, 2013, Appliance Recycling Centers of America, Inc. (the “Company”) appointed Mark Eisenschenk to the new position of Chief Operating Officer of the Company and President of ARCA Recycling, Inc., the Company's wholly-owned subsidiary that provides turnkey recycling services for electric utility energy efficiency programs. In his role, Mr. Eisenschenk is responsible for setting strategic direction and driving performance in day-to-day operations of the Company and its subsidiaries.

Mr. Eisenschenk, age 55, was employed by Vanguard Graphics International, LLC (Vanguard), from 2001 to March 2013. Vanguard is a holding company whose subsidiaries manufacture equipment, distribute consumables and develop and market specialty software for the graphics arts industry worldwide. He served as President of Vanguard and Chief Executive Officer of its subsidiary, Xitron, LLC, from 2007 to 2013, and as Chief Financial Officer and Chief Operating Officer of Printware, LLC., the predecessor to Vanguard, from 2001 to 2007. Mr. Eisenschenk is a CPA (inactive) and holds a B.S. in Accounting from St. Cloud State University.

In connection with his employment, the Company and Mr. Eisenschenk entered into an employment agreement commencing on July 22, 2013 and continuing through July 31, 2016. Pursuant to the employment agreement, Mr. Eisenschenk will receive a base salary of $185,000 per year and an annual bonus as determined by the Company's board of directors. The employment agreement provides that, if Mr. Eisenschenk's employment is terminated by the Company for any reason except upon his death or disability or for “cause,” he will be entitled to termination payments equal to salary continuation for one year or when he enters into another business arrangement providing compensation for services, whichever date is earlier. The employment agreement also provides that Mr. Eisenschenk will not solicit employees from the Company and its subsidiaries for a period of 2 years following termination of his employment. In addition, the Company has granted to Mr. Eisenschenk a stock option to purchase 100,000 shares of common stock at an exercise price of $2.65 per share under the Company's 2011 Stock Compensation Plan.

There are no arrangements or understandings between Mr. Eisenschenk and any other person pursuant to which he was elected as an officer of the Company. There are no transactions in which Mr. Eisenschenk has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.
Date: July 26, 2013	/s/ Edward R. Cameron
Edward R. Cameron President and Chief Executive Officer